Consent of Independent Registered Public Accounting Firm

The Board of Directors
Nationwide Life and Annuity Insurance Company:

We consent to the use of our reports with respect to Nationwide VL Separate Account-G dated March 18, 2008 and Nationwide Life and Annuity Insurance Company dated April 25, 2008, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information (File No. 333-149213, Post-Effective Amendment No. 1).

/s/ KPMG LLP

Columbus, Ohio
January 21, 2009